EXHIBIT 21
                       LENNAR CORPORATION AND SUBSIDIARIES

                                              STATE OF INCORPORATION
                                              ----------------------
LENNAR CORPORATION                                 Delaware
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SUBSIDIARIES:
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Adjustable Mortgage Finance Corporation             Florida
Alexandria LP, Inc.                                Virginia
Ameristar Financial Services, Inc.                California
Atlantic Holdings, Inc.                            Louisiana
Aurora LP, Inc.                                    Colorado
BCDC Corp.                                        California
Bert L. Smokler & Company                          Delaware
Boca Greens, Inc.                                   Florida
Boca Isles Club, Inc.                               Florida
Boca Isles South Club, Inc.                         Florida
Bramalea California, Inc.                         California
Bramalea California Properties, Inc.              California
Bramalea California Realty, Inc.                  California
Bramalea Mortgage, Inc.                           California
Bramalea California LLC                           California
Club Pembroke Isles, Inc.                           Florida
DCA Acceptance Corporation                          Florida
DCA at Banyan Tree, Inc.                            Florida
DCA at North Lauderdale, Inc.                       Florida
DCA at Pembroke Pointe, Inc.                        Florida
DCA at Wiggins Bay, Inc.                            Florida
DCA Builder Issuer, Inc.                            Florida
DCA CML Acceptance, Inc.                            Florida
DCA Financial Corporation                           Florida
DCA General Contractors, Inc.                       Florida
DCA Homes, Inc.                                     Florida
DCA Homes of Central Florida, Inc                   Florida
DCA Management Corporation                          Florida
DCA NJ Realty, Inc.                               New Jersey
DCA of Broward County, Inc.                         Florida
DCA of Fort Worth, Inc.                              Texas
DCA of Hialeah, Inc.                                Florida
DCA of Lake Worth, Inc.                             Florida
DCA of New Jersey, Inc.                           New Jersey
DCA of Texas, Inc.                                   Texas
DCA of West Virginia, Inc.                       West Virginia
DCA Oil of Texas, Inc.                               Texas
Devco Land Corp.                                    Florida
Devco Shopping Centers, Inc.                        Florida
Development Corporation of America                  Florida
Dreyfus Interstate Development Corp., The          Delaware
Dyeing & Finishing, Inc.                            Florida
Everett LP, Inc.                                 Massachusetts
First Atlantic Building Corp.                       Florida
Friendswood Development Company                     Florida
H. Miller & Sons Inc.                               Florida
H. Miller & Sons of Florida, Inc.                   Florida
HMS Realty, Inc.                                    Florida
Hillside, Inc.                                      Florida
Houston Village Builders, Inc.                      Florida
Inactive Corporations, Inc.                         Florida
Institutional Mortgages, Inc.                       Florida
Kings Isle Recreation Corp.                         Florida
Kings Ridge Golf Corporation                        Florida
Kings Ridge Recreation Corporation                  Florida
L/Cleve, Inc.                                       Florida

SUBSIDIARY                                  STATE OF INCORPORATION
----------                                  ----------------------
LC Financial Corporation                            Florida
LCP-II Holdings, Inc.                               Florida
Leisure Colony Management Corp.                     Florida
Leisure Communities Management, Inc.                Florida
Len Acquisition Corporation                         Florida
Lennar Affiliate Purchaser Corporation              Florida
Lennar Atlantic Holdings, Inc.                      Florida
Lennar Beverly Holdings, Inc.                       Nevada
Lennar Business Holdings, Inc.                      Florida
Lennar Capital Corporation                          Florida
Lennar-Carson, Inc.
Lennar Central Holdings, Inc.                       Florida
Lennar Commercial Properties, Inc.                  Florida
Lennar Communications, Inc.                         Florida
Lennar Communities Development, Inc.               Delaware
Lennar Corporate Center, Inc.                       Florida
Lennar-Corry, Inc.                                  Florida
Lennar Coto Holdings, Inc.                        California
Lennar Domestic Holdings, Inc.                      Florida
Lennar Eastern Holdings, Inc.                       Florida
Lennar Financial Services, Inc.                     Florida
Lennar Florida Holdings, Inc.                       Florida
Lennar Funding Corporation                          Florida
Lennar Gateway Center Holdings, Inc.             Massachusetts
Lennar Homes of Arizona, Inc.                       Arizona
Lennar Homes of California, Inc.                  California
Lennar Homes of Texas, Inc.                          Texas
Lennar Homes, Inc.                                  Florida
Lennar Huntington Beach, Inc.                     California
Lennar Kearny Holdings, Inc.                        Nevada
Lennar L.W. Assets, Inc.                            Florida
Lennar Legend Oaks Holdings, Inc.                  Colorado
Lennar Management Corporation                       Florida
Lennar Management, Inc.                           California
Lennar Marietta Holdings, Inc.                      Georgia
Lennar Mayfair Holdings, Inc.                       Florida
Lennar MBS, Inc.                                    Nevada
Lennar Metro Holdings, Inc.                         Florida
Lennar Mortgage Holdings Corporation                Florida
Lennar Mortgage Holdings I, Inc.                    Florida
Lennar Mote Ranch, Inc.                             Florida
Lennar MSW-II Holdings, Inc.                        Florida
Lennar Northeast Holdings, Inc.                     Florida
Lennar Pacific Holdings, Inc.                     California
Lennar Park Center III Holdings, Inc.              Virginia
Lennar Park J.V., Inc.                              Florida
Lennar Partners, Inc.                               Florida
Lennar Partners of Los Angeles, Inc.              California
Lennar Qualified Affiliate II Corporation           Florida
Lennar Real Estate Holdings, Inc.                   Florida
Lennar Realty Inc.                                  Florida
Lennar Renaissance, Inc.                          California
Lennar Rockland, Inc.                               Florida
Lennar Rolling Ridge, Inc.                        California
Lennar San Jose Holdings, Inc.                    California
Lennar Seaboard Holdings, Inc.                      Florida
Lennar Securities Holdings, Inc.                    Florida

SUBSIDIARY                                  STATE OF INCORPORATION
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Lennar Stevenson Holdings, Inc.                   California
Lennar Texas Properties, Inc.                        Texas
Lennar Transamerica Holdings, Inc.                  Florida
Lennar U. S. Holdings, Inc.                         Florida
Lennar Wilshire Holdings, Inc.                      Nevada
Lentex Development Corporation                       Texas
LFH Sub I, Inc.                                     Florida
LFS Asset Corp.                                     Nevada
LFS CMBS Investments, Inc.                          Nevada
LGP-II Holdings, Inc.                               Florida
Loan Funding, Inc.                                  Florida
Lucerne Greens, Inc.                                Florida
Lucerne Merged Condominiums, Inc.                   Florida
MAP Builders, Inc.                                  Florida
M.A.P. Vineyards of Plantation, Inc.                Florida
Marlborough Development Corporation                California
Marlborough Development Corporation                 Arizona
Marlborough Financial Corporation                  California
Marlborough Mortgage Corporation                   California
Marlborough Housing Industries Corp.               California
Midland Housing Industries Corp.                   California
Midwest Management Company, Inc.                   Michigan
Miller's Plantation Development Company             Florida
Monterey Village Development Corp.                  Florida
MSWH SUB I, Inc.                                    Florida
Multi-Builder Acceptance Corp.                      Alabama
Nevada Securities Holdings, Inc.                    Nevada
NGMC Finance Corporation                            Florida
NGMC Finance Corporation, IV                        Florida
Parkview at Pembroke Pointe, Inc.                   Florida
P-G & H, Inc.                                    West Virginia
Quality Roof Truss Company                          Florida
Regency Title Company                                Texas
Riviera Land Corp.                                  Florida
Satisfaction, Inc.                                  Florida
Silver Lakes-Gateway Clubhouse, Inc.                Florida
South Dade Utilities, Inc.                          Florida
Springs Development Corporation                     Florida
State Home Acceptance Corporation                   Florida
Strategic Technologies, Inc.                        Florida
Sunrise Hotel Corp.                                 Florida
Superior Realty & Marketing, Inc.                   Florida
Talladega Manufacturing, Inc.                       Alabama
TitleAmerica Insurance Corporation                  Florida
UAMC Asset Corp.                                    Nevada
Universal American Finance Corp., I                 Florida
Universal American Mortgage Company                 Florida
Universal American Mortgage Co. of California     California
Universal American Realty Corporation              Delaware
Universal Title Insurors, Inc.                      Florida
Vista Del Lago Apartments, Inc.                     Florida
West Coast Mortgage Holdings, Inc.                  Florida
W. B. Homes, Inc.                                   Florida
Western Funding Holdings Corporation                Nevada
Western States Investors, Inc.                      Nevada